S AMENDMENT TO THE
SANDERSON FARMS, INC. AND AFFILIATES
EMPLOYEE STOCK OWNERSHIP PLAN
THIS SEVENTH AMENDMENT is made and entered into by Sanderson Farms, Inc. (the “Corporation”) as set forth herein.
WHEREAS, the Corporation maintains the Sanderson Farms, Inc. and Affiliates Employee Stock Ownership Plan (the “Plan”); and
WHEREAS, the Corporation desires to revise the provisions the Plan regarding minimum required distributions in accordance with changes in law, effective as of January 1, 2020; and
NOW, THEREFORE, pursuant to the provisions of Section 12.1 of the Plan, the Plan is hereby amended, effective as of January 1, 2020, as follows:
1.Section 7.5 is revised to read as follows:
(a) Notwithstanding any provision of the Plan other than Section 15.6, with respect to a Participant who died prior to January 1, 2020, the Participant’s Accounts shall be distributed, beginning not later than the Required Beginning Date, in accordance with regulations prescribed by the Secretary over the life of the Participant (or over a period not extending beyond the life of the Participant) or over the lives of such Participant and a designated Beneficiary (or over a period not extending beyond the life expectancy of such Participant or the life expectancy of such Participant and a designated beneficiary).
(b) Notwithstanding any provision of the Plan other than Section 15.6, with respect to a Participant who died on or after January 1, 2020, the Participant’s Accounts shall be distributed beginning not later than the Required Beginning Date in accordance with regulations prescribed by the Secretary (i) over the life of the Participant (or over a period not extending beyond the life of the Participant); (ii) over the life of the Participant and entirely within five (5) years after the death of the Participant if there is no designated Beneficiary; (iii) over the life of the Participant and within ten (10) years after the death of the Participant if there is a designated Beneficiary who is not an Eligible Designated Beneficiary; (iv) over the life of the Participant and over the life of an Eligible Designated Beneficiary (or over a period not extending beyond the life expectancy of the Participant or the life expectancy of the Eligible Designated Beneficiary) beginning not later than the date the Participant would have attained age seventy-two (72) if the Participant’s spouse is the sole designated Beneficiary or not later than one (1) year after the Participant’s death in all other cases. If an Eligible Designated Beneficiary dies before receiving distribution of the Beneficiary’s entire interest in the Participant’s Accounts, the Plan will distribute that interest in full within ten (10) years after the death of the Eligible Designated Beneficiary. The term “Eligible Designated Beneficiary” means a Participant’s designated Beneficiary who qualifies as an eligible designated beneficiary under Code Section 401(a)(9)(E)(ii). Certain trusts may be treated as Eligible Designated Beneficiaries pursuant to Code Section 401(a)(9)(H)(iv) and (v). Notwithstanding the foregoing, when a child of the Participant reaches the age of majority, the Plan will distribute the child’s account in full no later than ten (10) years after that date.

(c) With respect to a Participant who has attained age seventy and one-half (70½) before January 1, 2020, the term “Required Beginning Date” means April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age seventy and one-half (70½), or (ii) the calendar year in which the Participant retires, except that clause (ii) shall not apply in the case of a Participant who is a five percent (5%) owner (as defined in Code Section 416) with respect to the Plan Year ending in the calendar year in which the Participant attains the age of seventy and one-half (70½). Notwithstanding the foregoing, any Participant (other than a five-percent owner) who attains age seventy and one-half (70½) before 1999 may elect to commence distributions by April 1 of the calendar year following the calendar year in which he attains age seventy and one-half (70½) or elect to defer payment until April 1 of the calendar year following the calendar year in which the Participant retires.
(d) With respect to a Participant who has attained age seventy-two (72) on or after January 1, 2020, the term “Required Beginning Date” means April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age seventy-two (72), or (ii) the calendar year in which the Participant retires, except that clause (ii) shall not apply in the case of a Participant who is a five percent (5%) owner (as defined in Code Section 416) with respect to the Plan Year ending in the calendar year in which the Participant attains the age of seventy-two (72).
2.Section 15.6 is revised to read as follows:
Suspension of RMDs unless otherwise elected by a Participant Notwithstanding Section 7.5, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2020 but for the enactment of Code Section 401(a)(9)(l) will not receive those distributions for 2020 unless the Participant or Beneficiary chooses to receive such distributions.
3.Except as otherwise provided in this Seventh Amendment, the provisions of the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, the undersigned has executed this Seventh Amendment to the Plan on this 29th day of October, 2020, effective as set forth herein.

                            SANDERSON FARMS, INC.

                            By: /s/ D. Michael Cockrell

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